Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, May 10, 2021 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2021 FIRST QUARTER RESULTS
•    New Brink Bookings in Q1 = 1,345 stores – 85% increase from Q1 ‘20

New Hartford, NY- May 10, 2021 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its results for the first quarter ended March 31, 2021.

Summary of Fiscal 2021 First Quarter
•Revenues were reported at $54.5 million for the first quarter of 2021, a slight decrease compared to $54.7 million for the same period in 2020.
•Net loss for the first quarter of 2021 was $8.3 million, or $0.38 loss per share, compared to a net loss of $10.9 million, or $0.61 loss per share reported for the same period in 2020.
•EBITDA for the first quarter of 2021 was a loss of $3.3 million compared to an EBITDA loss of $12.0 million for the same period in 2020.
•Adjusted EBITDA for the first quarter of 2021 was a loss of $4.9 million compared to an Adjusted EBITDA loss of $2.4 million for the same period in 2020.
•Adjusted net loss for the first quarter of 2021 was $7.6 million, or $0.34 loss per share, compared to an adjusted net loss of $4.7 million, or $0.26 loss per share, for the same period in 2020.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.

PAR Technology CEO, Savneet Singh commented, “Our Q1 performance showed the strength and resiliency of our business and the continued aggressive investments in technology from our customers. In the quarter we saw significant demand for our cloud Brink POS® software and bookings in Q1 totaled 1,345 stores, which is an 85% increase from the Brink bookings in Q1 last year. Our backlog at the end of Q1 was over 3,300+ stores, by far the highest number we’ve ever had. As the effects of the pandemic mitigate, we are seeing a strong activation pace in Q2 and expect that to continue throughout the year which will bring our backlog down.”

Singh continued, “Just a brief update on our recently closed acquisition of Punchh. This acquisition is an important piece towards executing our strategy to enhance and build out our software platform. The addition of Punchh makes PAR a unified commerce cloud platform for enterprise restaurants and positions PAR to fast-track new customer wins with integrated point-of-sale, back office, payment and guest engagement solutions. This is an exciting step in the evolution of both PAR and the restaurant industry. Customer loyalty and CRM SaaS has rapidly evolved from being a novelty for restaurants to now a business-critical form of managing the customer relationship and revenue generation for enterprise brands. Our customers have been very supportive of the transaction and are excited to realize the benefits of the integrated PAR/Punchh platform.”

Highlights of Brink Product Line - First Quarter 2021:
-- Brink ARR at end of Q1 '21 totaled $25.6 million
-- New store activations in Q1 '21 totaled 718 sites
-- Brink bookings in Q1 '21 totaled 1,345 sites
-- Brink Open Orders (backlog) totaled 3,327 sites at end of Q1 '21
-- Active Brink sites as of March 31st total 12,141 restaurants

Highlights of Restaurant Magic Product Line - First Quarter 2021:
--Restaurant Magic ARR at end of Q1 '21 totaled $9.0 million
--New store activations in Q1 '21 totaled 360 sites
--Restaurant Magic bookings in Q1 '21 totaled 231 sites
--Active Restaurant Magic sites as of March 31st total 6,022

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on May 10, 2021, during which the Company’s management will discuss the financial results for the first quarter ended March 31, 2021. To participate in the call, please call 844-419-5412, approximately 10 minutes in advance. No passcode is required to participate in the live call or to listen to the replay version. Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at https://www.partech.com/about-us/investor-relations/. Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on May 10, 2021 through May 17, 2021 by dialing 855-859-2056 and using conference ID 9894339.

About PAR Technology Corporation.

PAR Technology Corporation, through its wholly owned subsidiary ParTech, Inc., is a customer success-driven, global restaurant and retail technology company with over 100,000 restaurants in more than 110 countries using its point of sale hardware and software. With the recent acquisition of leading loyalty solutions provider, Punchh Inc., PAR has become a unified commerce cloud platform for enterprise restaurants. PAR’s platform enables quick service, fast casual and table service restaurants to improve their operational efficiency by combining its cloud-based Brink POS®, Data Central® back office, PAR payments and now Punchh loyalty software with the world's leading restaurant technology platforms. PAR Technology's Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various other federal agencies. PAR Technology's stock is traded on the New York Stock Exchange under the symbol PAR. To learn more, visit www.partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, including forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, operations, financial condition, and financial results. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release, include but are not limited to, those described in our filings with the Securities and Exchange Commission.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

Assets	March 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$173,122	$180,686
Accounts receivable – net	38,706	42,980
Inventories – net	25,296	21,638
Other current assets	7,970	3,625
Total current assets	245,094	248,929
Property, plant and equipment – net	13,627	13,856
Goodwill	41,214	41,214
Intangible assets – net	32,652	33,121
Lease right-of-use assets	2,423	2,569
Other assets	3,665	4,060
Total assets	$338,675	$343,749
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$676	$666
Accounts payable	18,886	12,791
Accrued salaries and benefits	10,620	13,190
Accrued expenses	3,930	2,606
Lease liabilities – current portion	1,133	1,200
Customer deposits and deferred service revenue	9,895	9,506
Total current liabilities	45,140	39,959
Lease liabilities – net of current portion	1,410	1,462
Long-term debt	106,851	105,844
Deferred service revenue – noncurrent	2,838	3,082
Other long-term liabilities	4,584	4,997
Total liabilities	160,823	155,344
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.02 par value, 58,000,000 shares authorized, 23,103,979 and 22,982,955 shares issued, 21,961,788 and 21,917,357 outstanding at March 31, 2021 and December 31, 2020, respectively	462	459
Additional paid in capital	245,566	243,575
Accumulated deficit	(54,977)	(46,706)
Accumulated other comprehensive loss	(4,238)	(3,936)
Common stock, $.02 par value, 58,000,000 shares authorized, 23,103,979 and 22,982,955 shares issued, 21,961,788 and 21,917,357 outstanding at March 31, 2021 and December 31, 2020, respectively	(8,961)	(4,987)
Total shareholders’ equity	177,852	188,405
Total Liabilities and Shareholders’ Equity	$338,675	$343,749
See notes to unaudited condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 20201 (the "Quarterly Report").

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net revenues:
Product	$18,556	$18,634
Service	18,028	18,775
Contract	17,883	17,323
	54,467	54,732
Costs of sales:
Product	14,885	14,905
Service	12,695	12,646
Contract	16,687	16,134
	44,267	43,685
Gross margin	10,200	11,047
Operating expenses:
Selling, general and administrative	14,537	11,646
Research and development	5,809	4,865
Amortization of identifiable intangible assets	275	210
Gain on insurance proceeds	(4,400)	—
	16,221	16,721
Operating loss	(6,021)	(5,674)
Loss on extinguishment of debt	—	(8,123)
Other expense – net	(51)	(406)
Interest expense – net	(2,160)	(1,972)
Loss before provision for income taxes	(8,232)	(16,175)
(Provision for) benefit from income taxes	(39)	5,265
Net loss	$(8,271)	$(10,910)
Net loss per share (basic and diluted)	$(0.38)	$(0.61)
Weighted average shares outstanding (basic and outstanding)	21,929	17,941
See notes to unaudited condensed consolidated financial statements included in the Quarterly Report.

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, non-GAAP adjusted financial measures, as set forth in the reconciliation table above, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s condensed financial statements prepared in accordance with GAAP.

Within this press release, we make reference to EBITDA, adjusted EBITDA, and adjusted net loss which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude certain non-recurring charges, including stock-based compensation, acquisition and integration expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of the Company’s financial performance. Adjusted net loss represents net loss as adjusted, net of tax, to exclude certain non-recurring charges, including stock-based compensation, acquisition related expenditures, certain pending litigation expenses and other non-recurring charges that may not be indicative of the Company’s financial performance.

We are presenting adjusted EBITDA, and adjusted net loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results, as well as with those of other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the table above, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced.

However, EBITDA, adjusted EBITDA and adjusted net loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables above provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss.

The Company's results of operations are impacted by certain non-recurring charges, including stock-based compensation, acquisition and divestiture related expenditures, expense related to the China/Singapore Investigation, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its costs of sales, operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended March 31,
	2021	2020
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(8,271)	$(10,910)
Benefit from (provision for) income taxes	39	(5,265)
Interest expense	2,160	1,972
Depreciation and amortization	2,810	2,184
EBITDA	$(3,262)	$(12,019)
Stock-based compensation expense (1)	1,320	1,089
China/Singapore expense (2)	275	—
Pending litigation expense (3)	475	—
Acquisition and integration costs (4)	686	—
Gain on insurance proceeds (5)	(4,400)	—
Loss on extinguishment of debt (6)	—	8,123
Other expense – net (7)	51	406
Adjusted EBITDA	$(4,855)	$(2,401)

1	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $1.3 million and $1.1 million for the three months ended March 31, 2021 and 2020, respectively.
2	Adjustment reflects recent developments in the Company's continued cooperation with the Singaporean authorities in connection with the findings of the internal investigation undertaken by the Company related to conduct at its China and Singapore offices (the “China/Singapore Investigation”) of $0.3 million for the three months ended March 31, 2021.
3	Adjustment reflects expense accrued for a pending legal matter of $0.5 million in the three months ended March 31, 2021.
4	Adjustment reflects the expenses incurred related to the acquisition of Punchh Inc. of $0.7 million for the three months ended March 31, 2021.
5	Adjustment represents the gain on insurance proceeds stemming from a legacy claim of $4.4 million for the three months ended March 31, 2021.
6	$8.1 million adjustment for the three month ended March 31, 2020 reflects the loss on extinguishment of debt related to the repurchase of approximately $66.3 million of long-term debt maturing in 2024.
7	Adjustment reflects foreign currency transaction gains and losses and rental income and losses are recorded in other expense, net in the accompanying condensed consolidated statements of operations.

	Three Months Ended March 31,
	2021		2020
Reconciliation of Adjusted Diluted Loss Per Share:
Net loss / Diluted Loss Per Share	$(8,271)	$(0.38)	$(10,910)	$(0.61)
Benefit from (provision for) income taxes (8)	—	—	(5,386)	(0.30)
Non-cash interest expense (9)	1,174	0.06	958	0.06
Acquired intangible assets amortization (10)	1,139	0.05	1,050	0.06
Stock-based compensation expense (1)	1,320	0.06	1,089	0.06
China/Singapore expense (2)	275	0.01	5	—
Pending litigation expense (3)	475	0.02	—	—
Acquisition and integration costs (4)	686	0.03	—	—
Gain on insurance proceeds (5)	(4,400)	(0.20)	—	—
Loss on extinguishment of debt (6)	—	—	8,123	0.45
Other expense – net (7)	51	0.01	406	0.02
Adjusted Net Loss / Adjusted Diluted Loss Per Share (11)	$(7,551)	$(0.34)	$(4,665)	$(0.26)

Adjusted weighted average common shares outstanding	21,929		17,941

1	Adjustments reflect stock-based compensation expense within selling, general and administrative expenses and cost of contracts of $1.3 million and $1.1 million for the three months ended March 31, 2021 and 2020, respectively.
2	Adjustment reflects recent developments in the Company's continued cooperation with the Singaporean authorities in the China/Singapore Investigation of $0.3 million for the three months ended March 31, 2021.
3	Adjustment reflects expense accrued for a pending legal matter of $0.5 million in the three months ended March 31, 2021.
4	Adjustment reflects the expenses incurred related to the acquisition of Punchh Inc. of $0.7 million for the three months ended March 31, 2021.
5	Adjustment represents the gain on insurance proceeds stemming from a legacy claim of $4.4 million for the three months ended March 31, 2021.
6	$8.1 million adjustment for the three month ended March 31, 2020 reflects the loss on extinguishment of debt related to the repurchase of approximately $66.3 million of long-term debt maturing in 2024.
7	Adjustment reflects foreign currency transaction gains and losses and rental income and losses are recorded in other expense, net in the accompanying condensed consolidated statements of operations.
8	Adjustment reflects reduction to benefit from income tax of $5.4 million to reflect the deferred tax benefit impact of the debt issuance for the three months ended March 31, 2020.
9	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to long-term debt of $1.2 million and $1.0 million for the three months ended March 31, 2021 and 2020, respectively.
10	Adjustment amortization expense of acquired developed technology within gross margin of $0.9 million for the three months ended March 31, 2021 and 2020; and amortization expense of acquired intangible assets of $0.2 million and $0.1 million for the three months ended March 31, 2021 and 2020, respectively.
11	The income tax effect of the above adjustments are not tax-effected due to the valuation allowance on all of our net deferred tax assets.